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As filed with the United States Securities and Exchange Commission on January 19, 2018

Registration No. 333-221734

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Avista Healthcare Public Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1329150 (I.R.S. Employer Identification Number)

65 East 55th Street
18th Floor
New York, New York
(212) 593-6900
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Ben Silbert
General Counsel and Secretary
Avista Healthcare Public Acquisition Corp.
65 East 55th Street
18th Floor
New York, NY 10022
Telephone: (212) 593-6900
Facsimile: (212) 593-6901
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Aiello Jaclyn L. Cohen Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 Fax: (212) 310-8007	Mark Bibi General Counsel and Secretary Envigo International Holdings, Inc. 401 Hackensack Avenue Hackensack, NJ 07601 Tel: (201) 525-1819 Fax: (201) 525-1331	Jonathan A. Schaffzin Kimberly C. Petillo-Décossard Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 Tel: (212) 701-3000 Fax: (212) 378-2545

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and all other conditions to the business combination described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer", "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        Avista Healthcare Public Acquisition Corp. is filing this Amendment No. 3 (this "Amendment"), to its registration statement on Form S-4 (the "Registration Statement") as an exhibit-only filing to file Exhibit 5.1, Exhibit 8.1 and Exhibit 8.2 to the Registration Statement. Accordingly, this Amendment consists of only the cover page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and Exhibit 5.1, Exhibit 8.1 and Exhibit 8.2. The joint proxy statement/prospectus contained in the Registration Statement is unchanged and has been omitted.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of directors and officers.

        The Companies Law of the Cayman Islands does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors. However, such provision may be held by the Cayman Islands courts to be unenforceable, to the extent it seeks to indemnify or exculpate a fiduciary in respect of their actual fraud or willful default, or for the consequences of committing a crime. The Registrant's amended and restated memorandum and articles of association provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own actual fraud or willful default.

        Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, or the SEC, indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.    Exhibits And Financial Statements Schedules.

(a)    Exhibits.

        The Exhibit Index following the signature page is incorporated herein by reference.

(b)    Financial Statements.

        The financial statements filed with this registration statement on Form S-4 are set forth on the Financial Statement Index and is incorporated herein by reference.

Item 22.    Undertakings.

        1.     The undersigned Registrant hereby undertakes:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (e)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        2.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        3.     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        4.     The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        5.     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

        6.     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning this transaction that was not the subject of and included in this Registration Statement when it became effective.

 EXHIBIT INDEX

Exhibit Number		Description
2.1	†	Agreement and Plan of Merger, dated as of August 21, 2017, by and among AHPAC, Envigo, Merger Sub and NewCo (attached as Annex A to the proxy statement/prospectus which forms part of this registration statement).

2.2	†	Amendment No. 1 to the Transaction Agreement, dated as of November 22, 2017, AHPAC, Envigo, Merger Sub and NewCo (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of AHPAC, filed with the SEC on November 22, 2017)

2.3	†	Amendment No. 2 to the Transaction Agreement, dated as of December 22, 2017, AHPAC, Envigo, Merger Sub and NewCo (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of AHPAC, filed with the SEC on December 26, 2017)

3.1	†	Proposed Certificate of Incorporation of AHPAC (attached as Annex B to the proxy statement/prospectus which forms part of this registration statement).

3.2	†	Proposed Bylaws of AHPAC (attached as Annex C to the proxy statement/prospectus which forms part of this registration statement).

4.1	†	Form of Tax Receivable Agreement to be entered into by AHPAC and the shareholder representative on behalf of the Selling Equityholders (attached as Annex D to the proxy statement/prospectus which forms part of this registration statement).

4.2	†	Form of Amended and Restated Registration Rights Agreement to be entered into by AHPAC, the sponsor and the restricted stockholders (attached as Annex E to the proxy statement/prospectus which forms part of this registration statement).

4.3	†	Parent Sponsor Letter Agreement, dated as of August 21, 2017 by the sponsor and the Class B Holders and agreed by AHPAC (attached as Annex F to the proxy statement/prospectus which forms part of this registration statement).

5.1		Form of Legal opinion of Weil, Gotshal & Manges LLP

8.1		Form of Tax opinion of Weil, Gotshal & Manges LLP

8.2		Form of Tax opinion of Maples and Calder

23.1		Form of Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

23.2		Form of Consent of Weil, Gotshal & Manges LLP (included in Exhibit 8.1)

23.3		Form of Consent of Maples and Calder (included in Exhibit 8.2)

23.4	†	Consent of Marcum LLP relating to AHPAC's financial statements

23.5	†	Consent of KPMG, LLP relating to Envigo's financial statements

24.1	†	Powers of Attorney

99.1	†	Form of AHPAC Proxy Card

99.2	†	Consent of Dr. Adrian Hardy to be named as a director

99.3	†	Consent of Brian Cass to be named as a director

99.4	†	Consent of Richard Cimino to be named as a director

99.5	†	Consent of Scott Cragg to be named as a director

99.6	†	Consent of William Klitgaard to be named as a director

101.INS	†	XBRL Instance Document

Exhibit Number		Description
101.SCH	†	XBRL Taxonomy Extension Schema

101.CAL	†	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	†	XBRL Taxonomy Extension Definition Linkbase

101.LAB	†	XBRL Taxonomy Extension Label Linkbase

101.PRE	†	XBRL Taxonomy Extension Presentation Linkbase

*
To be filed by amendment.

†
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York, on the 19th day of January, 2018.

Avista Healthcare Public Acquisition Corp.
By	/s/ JOHN CAFASSO John Cafasso Chief Financial Officer (Principal Financial and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

* Thompson Dean	Director	January 19, 2018
* David Burgstahler	Director, President and Chief Executive Officer (Principal Executive Officer)	January 19, 2018
* Håkan Björklund	Director	January 19, 2018
* Charles Harwood	Director	January 19, 2018
* Robert O'Neil	Director	January 19, 2018
* Brian Markison	Director	January 19, 2018

*By:	/s/ JOHN CAFASSO John Cafasso (as attorney-in-fact)

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EXPLANATORY NOTE
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of directors and officers.
  Item 21. Exhibits And Financial Statements Schedules.
  Item 22. Undertakings.
EXHIBIT INDEX